[NUMBER]                   VOID AFTER JULY 25, 1999                   [WARRANTS]
ITWR
                       REDEEMABLE WARRANT CERTIFICATE TO
                       PURCHASE ONE SHARE OF COMMON STOCK

                         INNOVATIVE TECH SYSTEMS, INC.

                                PURCHASE WARRANT            CUSIP  45764L  17  9

THIS CERTIFIES THAT
FOR VALUE RECEIVED:

or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, par value $.0185 per share, of Innovative Tech Systems, Inc., an Illinois corporation (the "Company"), at any time from July 26, 1995 and prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $.08 subject to adjustment (the "Purchase Price") in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

        This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement") dated July 26, 1994, by and between the Company and the Warrant Agent, as amended from time to time.

        In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

        Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

        The term "Expiration Date" shall mean 5:00 p.m. (New York time) on July 25, 1999. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

        The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective and to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a) (3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

        This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

                                                     (Continued on reverse side)

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to by duly executed manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

DATED:                        COUNTERSIGNED:
                                      CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                                                 JERSEY CITY, NJ
                                                                   WARRANT AGENT
                              BY:

                                                              AUTHORIZED OFFICER

/S/ JOHN M. THOMPSON               [INNOVATIVE TECH SYSTEMS INC. CORPORATE SEAL 1986 ILLINOIS]           /S/ WILLIAM M. THOMPSON
    PRESIDENT                                                                                                CHAIRMAN

                         INNOVATIVE TECH SYSTEMS, INC.


     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.083 per Warrant, at any time commencing October 26, 1995, provided that (i) the average closing bid price for the Company's Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or (ii) the average closing sale price on the primary exchange on which the Common Stock is traded if the Common Stock is traded on a national securities exchange, shall have for twenty (20) consecutive trading days within a period of thirty (30) trading days ending on the fifth trading day prior to the Notice of Redemption as defined below, equalled or exceeded $2.92 per share (subject to adjustment in the event of any stock splits or other similar events). Notice of redemption (the "Notice of Redemption") shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.083 per Warrant upon surrender of this Certificate.

     Under certain circumstances, A.S. Goldman & Co., Inc., shall be entitled to receive an aggregate of four percent of the Purchase Price of the Warrants represented hereby.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of law.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

==============================================================================

                               SUBSCRIPTION FORM
    (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO EXERCISE WARRANTS)

     THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably elects to exercise ________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of:

                                      _________________________________________


_______________________________________________________________________________
                                       PLEASE INSERT SOCIAL SECURITY OR OTHER
                                                 IDENTIFYING NUMBER

and be delivered to: __________________________________________________________
                    (PLEASE PRINT OR TYPE NAME AND ADDRESS)

_______________________________________________________________________________
and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:


_______________________________________________________________________________
                         (PLEASE PRINT OR TYPE ADDRESS)

IMPORTANT PLEASE COMPLETE THE FOLLOWING:

     1). The exercise of this Warrant was solicited by A.S. Goldman & Co., Inc. unless the following box is checked [ ]

     2). The exercise of this Warrant was solicited by_________________________.

     3). If the exercise of this Warrant was not solicited, please check the following box. [ ]


                                     __________________________________________
Dated_____________________, 19___.                  Signature(s)

                                     __________________________________________


__________________________________   __________________________________________
     Signature(s) Guaranteed               (Social Security or Taxpayer
                                              Identification Number)


                                   ASSIGNMENT
     (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO ASSIGN WARRANTS)
                               FOR VALUE RECEIVED
         the undersigned hereby sell(s), assign(s) and transfer(s) unto


 PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER
________________________________________


_______________________________________________________________________________
                    (PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

______________________________________________ attorney to transfer this Warrant
Certificate on the books of the Company, with full power of substitution in the premises.


                                     __________________________________________
Dated_____________________, 19___.                  Signature(s)

                                     __________________________________________


__________________________________   __________________________________________
     Signature(s) Guaranteed               (Social Security or Taxpayer
                                              Identification Number)


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM.


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